Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Raises $75 Million in Second Lien Term Debt and

Amends Senior Credit Facility with Bank of America-Led Lending Group

Marlton, NJ – October 18, 2012 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that it has raised $75 million in gross proceeds from a four-year, second lien term loan pursuant to a credit agreement entered into with an affiliate of Tennenbaum Capital Partners, LLC (TCP).

Hill also amended its $100 million senior credit facility with a consortium of banks led by Bank of America, N.A. The amended senior credit facility now has a maximum borrowing limit of $65 million, but an increased letter of credit sublimit facility of $45 million and an extended term ending March 31, 2015. Bank of America is a member of the lending consortium and the administrative agent for the senior credit facility. Other banks involved in the consortium are The Private Bank & Trust Co., PNC Bank, N.A. and Capital One, N.A.

“This new second lien term loan from TCP has significantly improved Hill’s liquidity and provided us with the capital we need to continue our growth,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “As importantly, it gives us the ability to pay down our senior credit facility to a more manageable level and extend its term, without any dilution to our stockholders,” added Richter.

Hill was advised on the transaction by investment bank Houlihan Lokey Capital Inc. and by law firm Duane Morris LLP. The lending consortium was advised by Capstone Financial Advisors Inc. and the law firm Katten Muchin Rosenman LLP. TCP was advised by law firm Schulte Roth & Zabel LLP.

Hill International, with 3,300 employees in 110 offices worldwide, provides program management, project management, construction management and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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